UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

NuVasive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 909-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2019, NuVasive, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended September 30, 2019. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the Press Release issued on October 30, 2019, the Company announced a new organizational structure intended to advance the Company’s recently announced five-year strategic plan.  The new organizational structure will take effect on January 1, 2020.  As set forth in the Press Release, the new organizational structure includes the creation of a global operations function, and Dale Wolf, currently the Company’s Vice President, Manufacturing, has been promoted to the role of Senior Vice President, Global Operations, effective January 1, 2020.

Mr. Wolf, age 40, has served as the Company’s Vice President, Manufacturing, since August 2018. Prior to joining the Company, Mr. Wolf spent over 15 years with General Electric (GE), including leadership roles in manufacturing, operations and supply chain. Most recently, from October 2014 to June 2018, Mr. Wolf served as an executive plant manager for GE Healthcare.  Mr. Wolf earned his B.S. in Mechanical Engineering from the University of Wisconsin - Madison.

Upon his appointment as Senior Vice President, Global Operations, Mr. Wolf’s base salary will increase to $340,000 per year, effective January 1, 2020, and he will be eligible to receive an annual bonus payment at a target level of $204,000. Mr. Wolf will also be eligible for a long-term incentive award in fiscal year 2020 with an expected target value of $600,000. During Mr. Wolf’s employment with the Company, he will remain eligible to participate in other employee benefit and severance plans at levels consistent with his position and scope of responsibility.

There is no arrangement or understanding with any other person pursuant to which Mr. Wolf was appointed as Senior Vice President, Global Operations, and there are no family relationships between Mr. Wolf and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Wolf that would be required to be reported under Item 404(a) of Regulation S-K.

Additional changes to management roles and responsibilities are disclosed in Item 8.01 of this Current Report.

Item 7.01	Regulation FD Disclosure.

During a conference call scheduled to be held at 1:30 p.m. Pacific Time on October 30, 2019, the Company’s Chief Executive Officer and Chief Financial Officer will discuss the Company’s results for the quarter ended September 30, 2019 and the Company’s outlook for the year ending December 31, 2019.

The information contained in this Current Report pursuant to Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

As part of the new organizational structure, the Company has determined to combine its customer-facing and innovation activities under a single function led by the Company’s President, Matthew Link.  In furtherance of this new organizational structure, the Company will eliminate the position of President, U.S. Commercial, effective January 1, 2020.  Paul McClintock, who currently serves in this position, is expected to continue with the Company in a commercial leadership role.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by NuVasive, Inc. on October 30, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: October 30, 2019	/s/ Rajesh Asarpota
Rajesh Asarpota
Executive Vice President and Chief Financial Officer